EXHIBIT  10.6

                              ADJUSTABLE RATE RIDER
  (LIBOR SIX-MONTH INDEX (AS PUBLISHED IN THE WALL STREET JOURNAL) - RATE CAPS)

     THIS ADJUSTABLE RATE RIDER is made this 24TH day of JUNE, 2002, and is incorporated into and shall be deemed to amend and supplement the Mortgage, Deed of Trust, or Security Deed (the "Security Instrument") of the same date given by the undersigned ("Borrower") to secure Borrower's Adjustable Rate Note (the "Note") to INTERMOUNTAIN MORTGAGE COMPANY ("Lender") of the same date and covering the property described in the Security Instrument and located at:

                545 DEER VALLEY DRIVE #4, PARK CITY, UTAH  84060
                               [Property Address]

     THE NOTE CONTAINS PROVISIONS ALLOWING FOR CHANGES IN THE INTEREST RATE AND THE MONTHLY PAYMENT. THE NOTE LIMITS THE AMOUNT BORROWER'S INTEREST RATE CAN CHANGE AT ANY ONE TIME AND THE MAXIMUM RATE BORROWER MUST PAY.

     ADDITIONAL COVENANTS. In addition to the covenants and agreements made in the Security Instrument, Borrower and Lender further covenant and agree as follows:

A.  INTEREST  RATE  AND  MONTHLY  PAYMENT  CHANGES
     The Note provides for an initial interest rate of 6.375%. The Note provides for changes in the interest rate and the monthly payments, as follows:

4.  INTEREST  RATE  AND  MONTHLY  PAYMENT  CHANGES
     (A)  CHANGE  DATES
     The interest rate I will pay may change on the FIRST day of JULY, 2007, and on that day every 6TH month thereafter. Each date on which my interest rate could change is called a "Change Date."

     (B)  THE  INDEX
     Beginning with the first Change Date, my interest rate will be based on an Index. The "Index" is the average of interbank offered rates for six month U.S. dollar-denominated deposits in the London market ("LIBOR"), as published in The Wall Street Journal. The most recent Index figure available as of the first business day of the month immediately preceding the month in which the Change Date occurs is called the "Current Index." If the Index is no longer available, the Note Holder will choose a new index that is based upon comparable information. The Note Holder will give me notice of this choice.

(C)  CALCULATION  OF  CHANGES
     Before each Change Date, the Note Holder will calculate my new interest rate by adding TWO AND ONE-FOURTH percentage points 2.250 to the Current Index. The Note Holder will then round the result of this addition to the nearest one-eighth of one percentage point (0.125%). Subject to the limits stated in
Section 4(D) below, this rounded amount will be my new interest rate until the next Change Date.
     The Note Holder will then determine the amount of the monthly payment that would be sufficient to repay the unpaid principal that I am expected to owe at the Change Date in full on the Maturity Date at my new interest rate in substantially equal payments. The result of this calculation will be the new amount of my monthly payment.


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(D)  LIMITS  ON  INTEREST  RATE  CHANGES
     The interest rate I am required to pay at the first Change Date will not be greater than 12.375% or less than 2.250%. Thereafter, my interest rate will never be increased or decreased on any single Change Date by more than Two percentage points (2.000%) from the rate of interest I have been paying for the preceding 6 months. My interest rate will never be greater than 12.375%.

(E)  EFFECTIVE  DATE  OF  CHANGES
     My new interest rate will become effective on each Change Date. I will pay the amount of my new monthly payment beginning on the first monthly payment date after the Change Date until the amount of my monthly payment changes again.

     (F)  NOTICE  OF  CHANGES
     The Note Holder will deliver or mail to me a notice of any changes in my interest rate and the amount of my monthly payment before the effective date of any change. The notice will include information required by law to be given to me and also the title and telephone number of a person who will answer any question I may have regarding the notice.

B.  TRANSFER  OF  THE  PROPERTY  OR  A  BENEFICIAL  INTEREST  IN  BORROWER
     Uniform Covenant 18 of the Security Instrument is amended to read as follows:

          TRANSFER OF THE PROPERTY OR A BENEFICIAL INTEREST IN BORROWER. As used in this Section 18, "Interest in the Property" means any legal or beneficial interest in the Property, including, but not limited to, those beneficial interests transferred in a bond for deed, contract for deed, installment sales contract or escrow agreement, the intent of which is the transfer of title by Borrower at a future date to a purchaser.
          If all or any part of the Property or any Interest in the Property is sold or transferred (or if Borrower is not a natural person and a beneficial interest in Borrower is sold or transferred) without Lender's prior written consent, Lender may require immediate payment in full of all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if such exercise is prohibited by Applicable Law. Lender also shall not exercise this option if: (a) Borrower causes to be submitted to Lender information required by Lender to evaluate the intended transferee as if a new loan were being made to the transferee; and (b) Lender reasonably determines that Lender's security will not be impaired by the loan assumption and that the risk of a breach of any covenant or agreement in this Security Instrument is acceptable to Lender.
          To the extent permitted by Applicable Law, Lender may charge a reasonable fee as a condition to Lender's consent to the loan assumption. Lender also may require the transferee to sign an assumption agreement that is acceptable to Lender and that obligates the transferee to keep all the promises and agreements made in the Note and in this Security Instrument. Borrower will continue to be obligated under the Note and this Security Instrument unless Lender releases Borrower in writing.
          If Lender exercises the option to require immediate payment in full, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is given in accordance with Section 15 within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.

     BY SIGNING BELOW, Borrower accepts and agrees to the terms and covenants contained in this Adjustable Rate Rider.


---------------------  (Seal)            --------------------------   (Seal)
/S/JOE  D  THOMAS     -Borrower          /S/MICKELEEN  E  THOMAS     -Borrower


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